Exhibit 10.13

EQUIPMENT PURCHASE AGREEMENT
THIS EQUIPMENT PURCHASE AGREEMENT (as the same may be amended, modified, amended and restated, or supplemented from time to time, this “Agreement”) is entered into this December 19, 2024 (the “Effective Date”) by and among OWN Equipment Fund I LLC, a Delaware limited liability company (“Buyer”) and EquipmentShare.com Inc, a Delaware corporation (“Seller”). Buyer and Seller may hereinafter be referred to individually as “Party” and collectively, as the “Parties.”
RECITALS
WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, a portfolio of construction equipment in the manner and subject to the terms and conditions set forth herein; and
WHEREAS, in connection with such purchase of such equipment, Buyer is engaging Seller, as equipment manager, to manage such equipment pursuant to that certain Equipment Management Agreement dated as of December 19, 2024 (the “Equipment Management Agreement”) by and between Buyer and Seller, as equipment manager;
NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
1.Definitions. Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in the Indenture (as defined below) or if not defined therein, shall have the respective meanings assigned to them in the Equipment Management Agreement, which defined terms shall be deemed incorporated by reference and shall apply irrespective of the termination of the Indenture. For purpose of this Agreement, the following terms will have the meanings set forth below:
(a)“Affected Equipment” has the meaning set forth in Section 9(c) of this Agreement.
(b)“Bill of Sale” means a bill of sale that will evidence a purchase of equipment by
Buyer from Seller will be in substantially the same form attached hereto as Exhibit B.
(c)“Closing Date” means the Effective Date, upon which there will be a transfer of good and marketable title to the initial Equipment, subject to the terms and conditions hereof, upon receipt of the Purchase Price therefor.
(d)“Communication” has the meaning set forth in Section 20(i) of this Agreement.
(e)“Eligible Equipment” has the meaning set forth in Section 9(b) of this Agreement.
(f)“Equipment” means tangible personal property (including machinery, inventory and equipment) purchased pursuant to this Agreement directly from Seller pursuant
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to the Bill of Sale and as more specifically set forth in the applicable Bill of Sale and the information with respect to such property set forth on the Schedule A of such Bill of Sale.
(g)“Equipment Management Agreement” has the meaning set forth in the Recitals to this Agreement.
(h)“Equipment Manager” has the meaning given such term in the Indenture and any successor thereto pursuant to the Equipment Management Agreement.
(i)“Indenture” means that certain Indenture, dated as of the date hereof, by and between the Buyer, as the Issuer (as defined therein), and the Indenture Trustee, as the same may be amended, modified, amended and restated, or supplemented from time to time.
(j)“Indenture Trustee” means Citibank, N.A. and its successors and assigns.
(k)“Inspection Right” has the meaning set forth in Section 11 of this Agreement.
(l)“Material Adverse Effect” means, with respect to any Person, a material adverse effect on (i) the ability of such Person to perform its material obligations under this Agreement, (ii) the legality, validity or enforceability of any material provision of this Agreement or (iii) the rights, remedies and benefits available to Buyer or the Indenture Trustee under this Agreement.
(m)“Opinion of Counsel” means an opinion of counsel (who may be counsel to Seller) reasonably acceptable to Buyer and the Indenture Trustee.
(n)“Party” and “Parties” has the meaning given such terms in the preamble to this
Agreement.
(o)“Purchase Price” means with respect to the Equipment conveyed on the Closing
Date, the amount paid by Buyer to Seller for such Equipment, which shall be an amount equal to the estimated fair market value (as reasonably determined by Seller and Buyer) of such Equipment as of the Closing Date.
(p)“Repurchase Amount” means, with respect to an item of Affected Equipment and the related Repurchase Date, an amount equal to the higher of the (i) Fair Value thereof as set forth in the Fair Value Report most recently delivered prior to such Repurchase Date and (ii) the Net Book Value thereof as of the end of the Collection Period immediately prior to such Repurchase Date.
(q)“Repurchase Date” has the meaning given such term in Section 9(c).
(r)“Schedule of Equipment” means the schedule of Equipment (as identified by make, model, year and serial number) attached to the Bill of Sale that covers the Equipment transferred pursuant to such Bill of Sale.

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(s)“Sold Assets” has the meaning given such term in Section 2 of this Agreement.
(t)“Stub Period” has the meaning given such term in Section 8(c) of this Agreement.
(u)“T3” means Equipment Manager’s proprietary telematics platform and fully-integrated operating system used to track and control utilization, location and service status of equipment fleet.
(v)“Valuation Agent” means a third-party valuation agent designated from time to time by Buyer as reasonably agreed to by Seller. The initial Valuation Agent shall be Rouse Appraisals LLC.
2.Purchase and Sale of Equipment; Payment of the Purchase Price. On the Closing Date, Seller will sell and Buyer will purchase, in a single transaction, the Equipment set forth in the Bill of Sale. For avoidance of doubt, Buyer has sole discretion as to the items of Equipment it offers to purchase from Seller and Seller has sole discretion as to the items of Equipment it makes available for sale to Buyer. On the Closing Date, in consideration of Buyer’s payment to Seller of the aggregate Purchase Price of all Equipment being sold on that date, Seller hereby absolutely and irrevocably sells, grants, transfers, assigns, and otherwise conveys to Buyer, and Buyer hereby purchases and acquires from Seller all of the right, title, and interest (which is intended to be good and marketable title) of Seller in, to, and under the following (collectively, the “Sold Assets”):
(a)all Equipment listed in the Schedule of Equipment attached to or delivered with the Bill of Sale and identified therein as being transferred to Buyer pursuant to this Agreement on the Closing Date;
(b)all rights in respect of product warranties and insurance policies relating to the Equipment;
(c)all manufacturer manuals relating to such Equipment (whether in respect of the operation or maintenance such Equipment or otherwise) and all service, maintenance, repair and warranty claim records and reports relating to such Equipment; and
(d)any and all income, replacements, substitutions, distributions or products or proceeds (including Equipment Proceeds) of any and all of the foregoing arising on or after the Closing Date, except as otherwise may be agreed by the Parties in writing.
Notwithstanding anything to the contrary in the foregoing, Sold Assets shall not include, and the Buyer will not have any interest in, (a)(i) chattel paper (whether electronic or tangible) of Seller or any of its Affiliates, (ii) accounts, instruments, promissory notes, documents, leases, contracts (including Rental Contracts), agreements or general intangibles of Seller or any of its Affiliates arising from or related to the rental of the Equipment or any other equipment of Seller or any of its Affiliates by or on behalf of Seller or any of its Affiliates to their respective customers or the provision of other services to Seller’s or any of its Affiliates’ respective customers and (iii) any proceeds of the foregoing clauses (i) and/or (ii), or (b) any removable attachments, any removable

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additions associated with T3 (including T3 devices), any intellectual property rights, data and software associated with T3 and any proceeds of any of the foregoing. The Sold Assets will also not include the OWN Asset Management Agreement, dated as of the Closing Date, between the Buyer and the Seller. All of which property described in this paragraph is solely the property of Seller or such Affiliate, as applicable, and is not sold or pledged to the Buyer or subject to the grant of security interest in favor of the Indenture Trustee for the benefit of the Noteholders.
The purchase price for the Equipment and the other related Sold Assets sold on the Closing Date will be an amount equal to the Purchase Price and shall be paid by Buyer to (or at the direction of) Seller on the Closing Date, by wire transfer in immediately available U.S. funds per instructions provided to Buyer in writing by Seller. The consummation of the sale of Equipment on the Closing Date shall be subject to the condition that the Buyer has received a favorable opinion of counsel to Seller in a form reasonably acceptable to Buyer covering true sale matters with respect to the conveyance of Equipment from Seller.
3.Characterization; Intent of Parties. It is the intention of the Parties that the transfer of Equipment and other Sold Assets contemplated and effected under this Agreement and the Bill of Sale delivered in connection herewith are complete, irrevocable and absolute sales, transfers, assignments, and conveyances rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the Parties that the Equipment and other Sold Assets shall not be part of Seller’s estate in the event of a bankruptcy or insolvency of Seller. The sales and transfers by Seller of Equipment and related Sold Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, Seller, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Seller are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the value of the Equipment (including the collectability of rent on the Equipment).
4.Precautionary Grant.
(a)If and to the extent that the transactions described in this Purchase Agreement are deemed by an applicable court to be a conditional sale, title retention, consignment or similar arrangement, rather than a true sale of goods as intended by the Parties:
(i)this Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;
(ii)the conveyance provided for in Section 2 shall be deemed to be a grant by Seller of, and Seller hereby grants to Buyer, a security interest in the Equipment and all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to other Sold Assets (subject to the limitations in Section 2), to secure such indebtedness and the performance of the obligations of Seller hereunder, which security interest is intended to be a first priority perfected security interest;

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(iii)Seller represents and warrants that each remittance of collections by Seller to Buyer under this Agreement will have been (A) in payment of a debt incurred by Seller in the ordinary course of business or financial affairs of Seller and Buyer and (B) made in the ordinary course of business or financial affairs of Seller and Buyer; and
(iv)Seller hereby authorizes and shall file such precautionary financing statements and cause to be authorized and filed such continuation and other financing statements, all in such manner and in such places as may be required by Applicable Law fully to perfect, preserve, maintain and protect the interest of Buyer under this Agreement in the Sold Assets (to the extent that the interest of Buyer therein can be perfected by the filing of a financing statement).
(b)From time to time, the Seller shall cause to be taken such actions as are necessary to continue the perfection of the interests of Buyer in the Equipment and the other Sold Assets (to the extent a security interest may be perfected by filing).
(c)Seller is a “registered organization” (as defined in the UCC) in one of the states of the United States. If any change in the name, identity or structure of Seller or the location of Seller for purposes of the UCC would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading or otherwise ineffective within the meaning of applicable provisions of the UCC or any certificate of title statute, the Seller, within thirty (30) Business Days after such change, shall file such financing statements or amendments as may be required to preserve and protect the interests of Buyer in the Sold Assets to the extent they were previously filed. Promptly thereafter, if requested by Buyer, Seller shall deliver to Buyer an Opinion of Counsel to the effect that, in the opinion of such counsel, such financing statements or amendments are effective to maintain perfection of the interests of Buyer in the Sold Assets.
(d)Seller shall pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of Buyer’s right, title and interest in and to the Equipment and the other Sold Assets and shall defend the right, title and interest of Buyer in, to and under the Sold Assets against all claims of third parties claiming through or under Seller.
(e)Notwithstanding anything to the contrary in this Section 4, the description of Collateral set forth in any financing statement or other filing contemplated hereunder shall be consistent with the terms and conditions set forth in Section 2.3.6 of the Equipment Management Agreement and subject to Seller’s consent (which shall not be unreasonably withheld or delayed).
5.Further Assurances. Seller shall pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of Buyer’s good and marketable title and other right, title and interest in and to the Equipment and the other Sold Assets free and clear of all Liens (other than Permitted Liens) and shall defend the good and marketable title and other right, title and interest of Buyer in, to and under the Sold Assets against all claims of third parties claiming by, through or under Seller.

Equipment Purchase Agreement (EQS 2024-2M)

6.Sales and Transfer Taxes. Seller shall pay and discharge as the same shall be come due and payable, all tax liabilities, assessments, and governmental charges or levies in connection with any sales or other transfer taxes levied with respect to the transfer to the Buyer of the Sold Assets on the Closing Date, unless the same are being contested in good faith by appropriate proceedings and for which adequate reserves have been established.
7.Pledge by Buyer. Seller acknowledges and agrees that (a) Buyer may, pursuant to the Indenture, pledge and grant a security interest in the Equipment and the Sold Assets, and collaterally assign its rights under this Agreement to the Indenture Trustee (for the benefit of the Noteholders) and (b) the representations, warranties and covenants contained in this Agreement and the rights of Buyer under this Agreement are intended to benefit the Indenture Trustee (for the benefit of the Noteholders). Seller hereby consents to all such pledges and grants to the extent set forth in the Indenture. Seller further acknowledges and agrees that the Equipment will be part of the Collateral under the Indenture.
8.Equipment Purchase. On the Closing Date, Buyer will purchase the Equipment set forth on Exhibit A hereto from Seller for an aggregate Purchase Price of $[***].
The Buyer and Seller further agree as follows:
(a)The Bill of Sale will provide, at a minimum, the make, model, year, serial numbers and equipment type, and such other provisions as the Parties may mutually agree; and
(b)The aggregate Purchase Price for the Equipment will be set forth in the Bill of Sale.
(c)For the avoidance of doubt, to the extent any item of Equipment that is purchased hereunder and is or will be subject to the terms of the Equipment Management Agreement is on rent on the Closing Date, the Parties agree, with respect to the initial Collection Period (the “Stub Period”), that the Rent Charge Revenue arising out of the rental of such Equipment during the Stub Period for such Equipment shall be considered Rental Revenue for the applicable Collection Period and thus subject to remittance as Equipment Manager Lease Payment in accordance with Section 2.4 of the Equipment Management Agreement.
9.Equipment Eligibility; Repurchase.
(a)On the Closing Date, the Seller represents and warrants that each item of Equipment listed on the Equipment Schedule is Eligible Equipment as of the Closing Date.
(b)“Eligible Equipment” means Equipment that satisfies each of the following criteria on the Closing Date:
(i)it is held for sale or lease by the Seller in the ordinary course of its business;

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(ii)it is not placed on consignment by the Seller;
(iii)to the knowledge of any Responsible Officer of the Seller it is located within the continental United States;
(iv)except to the extent in the possession of a Customer (or, for a reasonable period of time after any applicable Customer Rental Contract has expired and not been renewed, the former Customer under such Customer Rental Contract), a mechanic or repairperson in the ordinary course of business, or in transit to any of the Persons or locations described in this clause (iv), it is located on premises owned, leased or rented by the Seller, or at a location of any bailee, warehouseman, agent or similar party;
(v)it is not “subject to” (within the meaning of Section 9-311 of the UCC) any certificate of title (or comparable statute);
(vi)is free and clear of any Liens created by or through the Seller other than Permitted Liens;
(vii)to the knowledge of any Responsible Officer of the Seller, it (i) is in good working order, normal wear and tear excepted (or will be after all necessary maintenance and repairs are completed under the Maintenance Program) and (ii) has been maintained in compliance with the terms of the Management Agreement and the original equipment manufacturer’s specifications, in each case, in all material respects;
(viii)it does not constitute Equipment consisting solely of parts and supplies;
(ix)it is (i) accurately identified in the Equipment Schedule by serial number, (ii) it is accurately identified by make, model, year and equipment type in the Equipment Schedule in all material respects, and (iii) is identifiable and distinguishable in all material respects from other equipment owned or managed by the Seller; and
(x)such Equipment is being managed and accounted for in T3 (except during periodic downtimes necessitated by system maintenance, repairs or updates) in all material respects at such time and the Seller has provided the Buyer, the Backup Servicer, the Valuation Agent and Liquidation Agent, in each case as and when reasonably required by such Person after the Closing Date (except during periodic downtimes necessitated by system maintenance, repairs or updates), access to T3 with respect to such Equipment to the extent required by the Equipment Management Agreement.

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(c)If a Responsible Officer of the Seller or the Buyer discovers or receives notice of a breach of the representations above in Section 9(a) with respect to any Equipment at the time such representation and warranty was made with respect to such Equipment which materially (to the extent the related representation is not already qualified by materiality) and adversely affects the interests of the Buyer or the Noteholders in such Equipment (including the value or marketability thereof) (such Equipment, the “Affected Equipment”), the party discovering or receiving written notice of such breach will give prompt written notice of that breach to the other party to this Agreement and to the Indenture Trustee; provided that the failure to give that notice will not affect any obligation of the Seller under this Agreement. Seller shall within thirty (30) days of such discovery by, or notice to, a Responsible Officer of the Seller, cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such representation or warranty was incorrect as of the time made in each case in all material respects if such breach may be corrected or cured. If the Seller is unable or otherwise fails to cure such breach in all material respects, the Seller shall repurchase such Affected Equipment from the Buyer (or its assignee) for the related Repurchase Amount at such time on or before the Payment Date following the end of the Collection Period which includes the 30th day (or, if Seller elects, an earlier date) after the date a Responsible Officer of the Seller discovers or was notified of such breach (the “Repurchase Date”). Upon any repurchase of Affected Equipment pursuant to this Section 9, (i) Indenture Trustee, on behalf of Noteholders, and Buyer, as applicable, shall automatically release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation (other than delivery of good and marketable title to such Equipment and that such Equipment is free and clear of any Liens created by or through Buyer or Indenture Trustee), as may be reasonably requested by Seller and prepared by or on behalf of Seller and delivered to Indenture Trustee and Buyer to evidence such release, transfer or assignment and (ii) Seller shall make (or shall cause to be made) a payment equal to the related Repurchase Amount at such time by depositing such amount into the Collection Account prior to 2:00 (New York City time) on such date of repurchase (or, if Seller elects, an earlier date). The sole remedy with respect to a breach of Seller’s representations and warranties giving rise to such repurchase obligation of Seller shall be the repurchase pursuant to this Section (together with any reimbursement and indemnification obligations of Seller as set forth herein); provided, however, that Seller shall indemnify the Buyer (and its permitted assigns) and the Indenture Trustee, if applicable, against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel incurred by the Buyer or Indenture Trustee in connection with such breach and enforcing the repurchase hereunder, as applicable.
(d)This Section shall survive until the latest to occur of (a) such time that all Equipment has been liquidated or otherwise sold, transferred or disposed of by Buyer and (b) the expiration or earlier termination of this Agreement and the other Transaction Documents.

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10.Conveyance; Transfer of Title. Conveyance of Equipment and related Sold Assets will be evidenced by the Bill of Sale and title will pass to Buyer upon execution and delivery of the Bill of Sale to Buyer and receipt by Seller of the agreed upon Purchase Price in immediately available U.S. funds. As determined by the Buyer on or before the Closing Date, Seller shall submit for filing on or prior to the Closing Date (a) all documents necessary or advisable to transfer good and marketable title in and to the Sold Assets to Buyer and (b) or submit for filing within five (5) Business Days of the Closing Date, all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law for the purposes of and consistent with Section 4. Upon the passing of title, Buyer will become the absolute owner of all rights and, as between Buyer and Seller, will assume liability and risk of damage and loss with respect to the Equipment; provided, however, that the Equipment will be subject to the terms and conditions of the Equipment Management Agreement. Buyer acknowledges and agrees that Seller has transferred and delivered the Equipment to Buyer notwithstanding the fact that the Equipment may be stored at Equipment Manager’s or its agent’s facilities pursuant to the terms and conditions of the Equipment Management Agreement.
11.Inspection and Rejection. Buyer may designate a third-party appraiser (an “Appraiser”) or such other third-party, in each case, as reasonably agreed to by Seller, to inspect Equipment offered by Seller to be sold to Buyer, and considered by the Buyer for purchase hereunder, on a sample basis before finalizing such purchase of Equipment before the Closing Date (the “Inspection Right”). The Seller and Buyer have designated the initial Appraiser to be Rouse Appraisals LLC. Any such inspection pursuant to the Inspection Right shall take place on Equipment Manager’s premises (or such other place as otherwise reasonably agreed to by the Equipment Manager, Seller and Buyer) upon at least 72 hours’ prior notice and in accordance with all applicable laws, regulations, and safety rules and requirements. If Buyer rejects any nonconforming items of such Equipment offered to be sold to Buyer, then Buyer, in its discretion, has the right to remove such item from the applicable proposed Bill of Sale prior to the Closing Date and the Seller and Buyer may replace such removed item with a mutually agreed upon item of equipment or, if the Seller and Buyer cannot agree on a replacement item of equipment, reduce the Purchase Price of the Equipment to reflect the removal of such item. Inspections by such Appraiser or such other approved third party (as applicable) shall not unreasonably interfere with Seller’s ability to conduct its business in the normal and ordinary course. The election of Buyer to perform any inspection (or not perform any such inspection) shall not be a defense to or otherwise diminish any of the representations, warranties or agreements of Seller hereunder or under any Bill of Sale. The Seller and Buyer acknowledge and agree that the Equipment purchased on the date hereof may be rented to customers of Equipment Manager and it would be impractical for Buyer to perform an inspection with respect to any such Equipment.
12.Seller Representations and Warranties. Seller represents and warrants to Buyer as of the Closing Date as follows:
(a)Authority. Seller is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, to execute and deliver this Agreement and all documents contemplated by this Agreement, to consummate the transaction contemplated by

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this Agreement and all documents contemplated by this Agreement, and to perform the obligations to be performed by Seller under this Agreement and under all documents contemplated by this Agreement.
(b)Enforceability; No Conflict. This Agreement and all documents contemplated by this Agreement, when executed and delivered by Seller, will be legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as enforceability may be limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Seller and does not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement to which the Seller is a party or by which it or its properties are bound, in each case, other than violations of such laws, rules, regulations, organizational documents, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreement and which, individually or in the aggregate, would not materially and adversely affect the Seller’s ability to perform its obligations under, this Agreement and the other Transaction Documents to which it is a party.
(c)No Claims. To Seller’s knowledge, there are no claims, litigation, proceedings, or investigations pending or threatened against Seller that, in each case, is reasonably likely to result in any material adverse effect on Seller’s ability to perform its obligations under this Agreement or a Material Adverse Effect on the Equipment or the Sold Assets.
(d)Compliance with Laws. Seller has obtained all necessary licenses and approvals necessary for the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement and the other Transaction Documents to which it is a party.
(e)Authorization. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Seller of this Agreement or any other agreement, document or instrument to be delivered by it hereunder that has not already been given or obtained or could not reasonably be expected to have a Material Adverse Effect.
(f)Other Consents. Seller has obtained or made all necessary consents, approvals, waivers and notifications of creditors, lessors and other nongovernmental persons, in each case as are (if any) required in connection with the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement or

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any other Transaction Document to which it is a party, except where the failure to obtain or make any such consents, approvals, waivers or notifications could not reasonably be expected to have a Material Adverse Effect.
(g)Solvency. The sale, transfer, contribution or assignment of Sold Assets pursuant hereto will not render Seller (A) “insolvent” (as such term is defined in §101(32)(A) of the Bankruptcy Code), (B) unable to pay its debts for borrowed money as they come due; or (C) to have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage. This Agreement and the other Transaction Documents reflect bona fide transactions for legitimate business purposes.
(h)Not an Investment Company. Seller is not an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(i)Title and Security Interest.
(i)Immediately prior to the transfer of the Sold Assets by Seller to Buyer hereunder, Seller owns and has good and marketable title to the Sold Assets, free and clear of any Lien arising by or through Seller (other than Permitted Liens and other liens that automatically terminate upon the consummation of the sale of Equipment from Seller to Buyer on the Closing Date).
(ii)Other than any security interest that has been (or will be as of the Closing Date) released or disclaimed, Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed right, title or interest in or to any of the Equipment or the other Sold Assets. Except as Seller has otherwise notified Buyer prior to the Closing Date (or will be filed for termination promptly after the Closing Date), Seller has not authorized the filing of and is not aware of any financing statements against Seller that include a specific description of collateral covering any of the Equipment or the other Sold Assets other than any financing statement relating to the security interest granted to Buyer in connection herewith or that has been terminated on or prior to the Closing Date. Seller is not aware of any judgment lien or tax lien filings against the Equipment or other Sold Assets. All financing statements filed against Seller in favor of Buyer in connection herewith describing the Sold Assets contain a statement to the effect that “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party”. Seller’s state of organization is Delaware and has not been changed within the five years preceding the Closing Date (or if so changed, all necessary actions in connection with such change have been or are being timely taken in accordance with Section 4(c) hereof). Seller’s name is as it appears on the signature page hereto and has not changed its legal

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name, whether by amendment of its certificate of incorporation, by reorganization or otherwise, within the five years preceding such date (or if so changed, all necessary actions in connection with such change have been or are being timely taken in accordance with Section 4(c) hereof).
(j)Accuracy of Information. All information heretofore furnished in writing by or on behalf of Seller to Buyer for purposes of or in connection with this Agreement or any document contemplated by this Agreement or any transaction contemplated hereby or thereby is true and accurate in all material respects, as of the Closing Date, except that the accuracy of such information that by its terms speak as of a specified date will be determined as of such date (provided that, in each case, it shall not constitute a breach of this representation if Seller delivers or furnishes inaccurate information, if (i) such inaccurate information is subsequently corrected and (ii) none of the Buyer or its assigns has materially relied to its detriment on such inaccurate information).
(k)No Other Representations and Warranties. Except for the representations and warranties expressly set forth in this Section 12, Seller hereby acknowledges and agrees that all other representations or warranties of any kind, express or implied, oral or written, related to the subject matter of this Agreement are specifically disclaimed by Buyer, Seller is not relying on such statements, and Buyer shall not have any liability for such statements.
13.Buyer Representations and Warranties. Buyer represents and warrants to Seller as follows:
(a)Authority. Buyer is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, to execute and deliver this Agreement and all documents contemplated by this Agreement, to consummate the transaction contemplated by this Agreement and all documents contemplated by this Agreement, and to perform the obligations to be performed by Buyer under this Agreement and under all documents contemplated by this Agreement.
(b)Enforceability; No Conflict. This Agreement and all documents contemplated by this Agreement, when executed and delivered by Buyer, will be legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as enforceability may be limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The execution, delivery and performance by the Buyer of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Buyer and does not contravene

Equipment Purchase Agreement (EQS 2024-2M)

or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement to which the Buyer is a party or by which it or its properties are bound, in each case, other than violations of such laws, rules, regulations, organizational documents, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreement and which, individually or in the aggregate, would not materially and adversely affect the Buyer’s ability to perform its obligations under, this Agreement and the other Transaction Documents to which it is a party.
(c)No Claims. To Buyer’s knowledge, there are no claims, litigation, proceedings, or investigations pending or threatened against Buyer that, in each case, is reasonably likely to result in any material adverse effect on Buyer’s its ability to perform its obligations under this Agreement or a Material Adverse Effect on the Equipment or the Sold Assets.
(d)Compliance with Laws. Buyer has obtained all necessary licenses and approvals necessary for the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Buyer to perform its obligations under this Agreement and the other Transaction Documents to which it is a party.
(e)Inspection. On or prior to the Closing Date, Buyer shall have received an appraisal report from an Appraiser. As of the Closing Date, Buyer hereby acknowledges and agrees that (i) Buyer has, in connection with the Appraiser’s appraisal of the Equipment pursuant to the Inspection Right, received adequate information to purchase the Equipment on the Closing Date, and (ii) no further inspection of the Equipment other than pursuant to the Inspection Right is required by Buyer in order to consummate the purchase of the Equipment on the Closing Date. The election of Buyer to perform any inspection (or not perform any such inspection) shall not be a defense to a breach of any of the representations, warranties or agreements of Seller hereunder.
(f)No Other Representations and Warranties. Except for the representations and warranties expressly set forth in Section 13, Buyer hereby acknowledges and agrees that all other representations or warranties of any kind, express or implied, oral or written, related to the subject matter of this Agreement are specifically disclaimed by Seller, Buyer is not relying on such statements, and Seller shall not have any liability for such statements.
14.Closing Conditions to Purchase Equipment.
(a)Seller’s obligation to sell items of Equipment to Buyer under this Agreement on the Closing Date shall be subject to satisfaction of the following conditions on or before the Closing Date: (i) mutual agreement and update of Exhibit A with respect to such Equipment; (ii) Buyer’s representations and warranties contained herein shall be true and correct in all material respects on the Closing Date; (iii) Buyer shall have fulfilled each of Buyer’s

Equipment Purchase Agreement (EQS 2024-2M)

covenants contained herein required to be performed on or before the Closing Date; (iv) there shall have been no litigation or other proceeding commenced or threatened that would materially impair the ability of the Party affected or the Parties to carry out the transactions contemplated hereby; (v) Buyer shall have executed and delivered the Bill of Sale and any other documents reasonably requested by Seller on or before the Closing Date to effect the sale of such Equipment on the Closing Date; and (vi) Buyer shall have paid the Purchase Price for such Equipment on or before the Closing Date.
(b)Buyer’s obligation to buy the Equipment from Seller under this Agreement on the Closing Date shall be subject to the satisfaction of each of the following conditions on or before the Closing Date: (i) mutual agreement and update of Exhibit A with respect to such Equipment; (ii) Seller’s representations and warranties contained herein shall be true and correct in all material respects on the Closing Date; (iii) Seller shall have fulfilled each of Seller’s covenants contained herein on or before the Closing Date; (iv) there shall have been no litigation or other proceeding commenced or threatened that would materially impair the ability of the Party affected or the Parties to carry out the transactions contemplated hereby; and (v) Seller shall have executed and delivered the related Bill of Sale and any other documents reasonably requested by Buyer on or before the Closing Date to effect the sale of such Equipment on the Closing Date.
15.Protection of Title to Equipment. On and after the Closing Date, Buyer shall own the Equipment sold by Seller to Buyer on the Closing Date and Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such Equipment. From and after the Closing Date, Seller shall update its computer systems such that its master computer records that refer to ownership of any Equipment shall indicate clearly Buyer’s ownership thereof. Indication of Buyer’s ownership interest in an item of Equipment shall be deleted from or modified on Seller’s computer systems when, and only when, the related Equipment shall have been subject to a sale, transfer or other final disposition.
16.Relationship of the Parties. The Parties hereto agree and acknowledge that this Agreement is not intended to create a joint venture, partner or agent relationship and no Party has the authority to obligate or bind another Party in any way without the express written permission of an appropriate officer of said other Party.
17.Indemnification.
(a)Seller shall indemnify, hold harmless, and defend Buyer and its parent, officers, directors, partners, members, shareholders, employees, agents, Affiliates, successors and permitted assigns (collectively, “Buyer’s Indemnified Party”) against any and all losses, damages (excluding special or punitive damages), liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses, including reasonable out-of-pocket (A) attorneys’ fees of external counsel, (B) fees and the costs of enforcing any right to indemnification under this Agreement and (C) the costs of pursuing any insurance providers (collectively, “Losses”), incurred by or awarded against any Buyer’s Indemnified Party, to the extent arising out of or resulting from any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena,

Equipment Purchase Agreement (EQS 2024-2M)

or investigation of any nature, civil, criminal, administrative, regulatory or other, whether at law, in equity, or otherwise (collectively, “Claim”) of a third party:
(i)relating to a breach or non-fulfillment of any representation, warranty, or agreement under this Agreement by Seller;
(ii)alleging or relating to any failure by Seller to comply with any Applicable Laws in connection herewith or with the transactions contemplated by the Transaction Documents; or
(iii)any taxes that are the obligation of Seller as set forth in Section 6 that may at any time be asserted in respect of this transaction or the subject matter hereof.
(b)Notwithstanding anything to the contrary herein, a Buyer’s Indemnified Party shall not be entitled to indemnification pursuant to Section 17(a) for any Losses to the extent arising out of or resulting from (i) the fraud, bad faith, gross negligence or willful misconduct on the part of such Buyer’s Indemnified Party or (ii) any (x) depreciation or (y) other decrease in the value of any Equipment as a result of market fluctuation.
18.Confidentiality. The terms and conditions of this Agreement and the transactions contemplated hereby and all non-public, confidential, or proprietary information of Seller and Buyer, including, but not limited to, documents, data, or business operations, disclosed by a Party to the other Party, whether disclosed orally or disclosed or accessed in written, electronic, or other form or media, and whether or not marked, designated, or otherwise identified as “confidential,” in connection with this Agreement are confidential, solely for the purpose of this Agreement and the transactions contemplated hereby, and may not be disclosed or copied except in connection with the performance of the terms of this Agreement and/or the transactions contemplated hereby (including any enforcement hereof) unless authorized by the other Party in writing. Upon a Party’s request, the other Party will promptly return or destroy all documents and other materials that such Party received from the requesting Party, provided that the other Party may retain one copy of such documents and materials as required under its document retention policies or to comply with Applicable Law. The Parties will be entitled to injunctive relief for any violation of this Section 18. This Section will not apply to information that is: (a) in the public domain; (b) known to the receiving Party at the time of disclosure; (c) rightfully obtained by the receiving Party on a non- confidential basis from a third party who is not known, after reasonable investigation, to be prohibited from disclosing the information by a contractual, legal or fiduciary obligation; or (d) is independently developed, discovered or arrived at without reference to the non-public information. Notwithstanding the foregoing, the Parties may make such disclosures (i) as are required by Applicable Law (including to any governmental authority asserting jurisdiction), (ii) to any creditor of Buyer who provides funding for Buyer’s purchase of Equipment hereunder, (iii) pursuant to any request by a ratings agency engaged by a Party to provide a rating in connection with the transactions contemplated hereby or under the Indenture, and (iv) by a Party to such Party’s employees, representatives, agents, consultants, advisors or lenders who are involved in the transactions contemplated hereunder, under the Indenture, or under the Equipment Management Agreement and, in the case of the foregoing clauses (ii), (iii) and (iv), to the extent such recipients are required by Applicable Law, regulation, professional rules of responsibility or contract to maintain the confidentiality of such information.

Equipment Purchase Agreement (EQS 2024-2M)

19.Survival. Sections 2 (with respect to any sale consummated prior to the termination or expiration of this Agreement), 3, 4, 5, 6, 9, 10, 12, 13, 15, 16, 17, 18, 20(e), 20(f), 20(g), 20(k), 20(l), 20(m), 20(n) and this Section 19 will survive termination or expiration of this Agreement, together with any other provision that should survive termination or expiration in order to give effect to the intent of the Parties, all subject to statutes of limitation under applicable laws.
20.General Provisions.
(a)Entire Agreement. This Agreement and the Bill of Sale, together in each case with any related exhibits, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, between the parties hereto, regarding such subject matter.
(b)Amendments and Waivers. Prior to the execution of any such amendment, the Buyer shall provide written notification of the substance of such amendment to each Rating Agency and, in the event that no Rating Agency has notified the Buyer that such proposed amendment would result in the withdrawal, downgrade or qualification of the then current rating of the Notes within ten (10) Business Days of delivery of such notice to the Rating Agencies, such amendment shall, upon execution and delivery thereof, be deemed effective. Promptly after the execution of any such amendment, the Buyer shall furnish a copy of such amendment to each Rating Agency; provided, notwithstanding anything herein to the contrary, no amendment to or modification of or rescission, termination, or discharge of this Agreement is effective unless it is in writing, identified as an amendment to or rescission, termination, or discharge of this Agreement and signed by each Party and, so long as the Indenture is in effect, consented to by the Indenture Trustee in writing (acting with the consent, or at the direction, of the Required Noteholders under the Indenture). No waiver by any Party of any of the provisions of this Agreement will be effective unless explicitly set forth in writing and signed by the Party so waiving and, after the Closing Date with respect to any waiver to be provided by Buyer to Seller, consented to by the Indenture Trustee in writing so long as the Indenture is in effect. No failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
(c)Assignment. No Party will assign, transfer, delegate, or subcontract any of such Party’s rights or obligations under this Agreement without the prior written consent of the other Parties and the Indenture Trustee (acting at the direction of the Required Noteholders under the Indenture), provided that Buyer may collaterally assign its rights hereunder pursuant to the Indenture or any replacement thereof. This Agreement is binding on and inures to the benefit of the Parties to this Agreement and their respective permitted successors and permitted assigns.

Equipment Purchase Agreement (EQS 2024-2M)

(d)Waiver and Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, the remaining provisions and terms will remain in full force and effect. No Party’s failure to enforce a provision of this Agreement will be deemed a waiver of its right to do so later.
(e)Governing Law. THIS AGREEMENT AND THE BILL OF SALE, TOGETHER IN EACH CASE WITH ANY RELATED EXHIBITS, WILL BE GOVERNED BY, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).
(f)Consent to Jurisdiction. Each Party hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The Parties hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party consents to the service of any and all process in any such action or proceeding by mailing copies of such process to it at its address specified in Section 20(h). Nothing in this Section 20(f) shall affect the right of any party to serve legal process in any other manner permitted by law.
(g)Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER BASIC DOCUMENT.
(h)Notices. All notices, requests, consents, claims, demands, waivers, and other communications under this Agreement will be in writing and addressed to the Parties at their respective addresses set forth below. Any notices or communication will be sufficiently given if delivered by email, personal delivery, nationally recognized overnight courier, or certified or registered mail (return receipt requested, postage prepaid), addressed as set forth below. All notices will be deemed delivered when delivered in person or on the day following deposit of such notice with a reputable overnight carrier or U.S. mail with adequate postage thereon or, in the case of email, upon confirmation of receipt by the recipient.
Notice to Seller:
[***]

Notice to Buyer:

Equipment Purchase Agreement (EQS 2024-2M)

[***]

Notice to Indenture Trustee:
Citibank, N.A.
388 Greenwich Street Trading
New York, New York 10013
Attn: Agency & Trust – OWN Equipment Fund I LLC
Email: [***]

(i)Counterparts; Electronic Signatures. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may, if agreed by the Parties hereto, be in the form of an Electronic Record and be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. The Parties hereto agree that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Parties hereto enforceable against such Party in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to the other Parties hereto. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. All Communications in the form of an Electronic Record shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
(j)Further Assurances. Upon reasonable request from time to time, the Parties agree and to deliver and/or execute such further instruments, agreements and documents as are reasonably necessary or appropriate to affect the consummation of the transactions provided for in this Agreement.
(k)Third Party Beneficiaries. Except as otherwise specifically provided herein and without limiting in any respect the rights of assignees hereof pursuant to the Indenture, the Parties hereto hereby manifest their intent that no third party shall be deemed a third party beneficiary of this Agreement; provided, that the Parties hereto agree that the Indenture Trustee (for the benefit of the Noteholders) shall be an express third party beneficiary and shall have full right, power and authority to enforce Buyer’s rights and Seller’s obligations under this Agreement during the existence of an Event of Default.
(l)Rule of Construction. It is the intention of the Parties hereto that this Agreement and the other Transaction Documents be read together so as to give full effect to the terms of each of the Transaction Documents. If notwithstanding the foregoing, there exists from time to time a conflict or inconsistency between this Agreement and any other Transaction

Equipment Purchase Agreement (EQS 2024-2M)

Document, then (i) first, the Indenture shall control to the extent it is still in effect and such conflict or inconsistency exists between this Agreement and the Indenture, and (ii) second, to the extent the Indenture is no longer in effect and/or no conflict or inconsistency exists between it and this Agreement, the terms of the Equipment Management Agreement that do not conflict with the Indenture (to the extent it is still in effect) shall control between any conflict between it and this Agreement.
(m)No Petition. Seller shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against Buyer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Buyer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of Buyer so long as there shall not have elapsed one year plus one day since the last day on which any obligation of Buyer under the Indenture shall have been outstanding; provided that the foregoing shall not prevent Seller from filing a proof of claim in any such proceeding not initiated by it.
(n)Limited Recourse. Notwithstanding anything to the contrary contained herein or in the other Transaction Documents, the obligations of Buyer under this Agreement are limited recourse obligations of Buyer, secured by and payable solely from Available Funds, in accordance with the Indenture and the Equity Distribution Agreement.
(o)Costs and Expenses. Except as otherwise specifically set forth herein or in the other Transaction Documents, each Party shall be responsible for its own costs and expenses in connection with the administration or amendment of this Agreement and the other documents to be delivered hereunder. In the event of litigation between the Parties related to or arising out of this Agreement, the non-prevailing Party in such litigation shall reimburse the prevailing Party for the reasonable fees, costs and expenses (including reasonable attorneys’ fees and expenses of external counsel) incurred by the prevailing Party in connection with such litigation.
[Signature Page Follows]

Equipment Purchase Agreement (EQS 2024-2M)

IN WITNESS WHEREOF, the Parties have caused this Bill of Sale to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER:

OWN EQUIPMENT FUND I LLC
By:	/s/ Andrew Spring
Name: Andrew Spring
Title: Authorized Signer
[Signature Page to Bill of Sale]
Equipment Purchase Agreement (EQS 2024-2M)

EQUIPMENTSHARE.COM INC, as Seller

By:	/s/ Jabbok Schlacks
Name: Jabbok Schlacks
Title: CEO
[Signature Page to Equipment Purchase Agreement]
Equipment Purchase Agreement (EQS 2024-2M)